BLACKROCK GLOBAL OPPORTUNITIES EQUITY TRUST








                      AGREEMENT AND DECLARATION OF TRUST

















                           Dated as of March 9, 2005

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                               TABLE OF CONTENTS
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                                   ARTICLE I

                                   The Trust

1.1      Name...............................................................1
1.2      Definitions........................................................1


                                  ARTICLE II

                                   Trustees

2.1      Number and Qualification...........................................3
2.2      Term and Election..................................................4
2.3      Resignation and Removal............................................4
2.4      Vacancies..........................................................5
2.5      Meetings...........................................................5
2.6      Trustee Action by Written Consent..................................6
2.7      Officers...........................................................6


                                  ARTICLE III

                         Powers and Duties of Trustees

3.1      General............................................................6
3.2      Investments........................................................7
3.3      Legal Title........................................................7
3.4      Issuance and Repurchase of Shares..................................8
3.5      Borrow Money or Utilize Leverage...................................8
3.6      Delegation; Committees.............................................8
3.7      Collection and Payment.............................................8
3.8      Expenses...........................................................9
3.9      By-Laws............................................................9
3.10     Miscellaneous Powers...............................................9
3.11     Further Powers....................................................10


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                                  ARTICLE IV

              Advisory, Management and Distribution Arrangements

4.1      Advisory and Management Arrangements..............................10
4.2      Distribution Arrangements.........................................11
4.3      Parties to Contract...............................................11


                                   ARTICLE V

                           Limitations of Liability
                              and Indemnification

5.1      No Personal Liability of Shareholders, Trustees, etc..............11
5.2      Mandatory Indemnification.........................................12
5.3      No Bond Required of Trustees......................................14
5.4      No Duty of Investigation; Notice in Trust Instruments, etc........14
5.5      Reliance on Experts, etc..........................................14


                                  ARTICLE VI

                         Shares of Beneficial Interest

6.1      Beneficial Interest...............................................15
6.2      Other Securities..................................................15
6.3      Rights of Shareholders............................................15
6.4      Trust Only........................................................15
6.5      Issuance of Shares................................................16
6.6      Register of Shares................................................16
6.7      Transfer Agent and Registrar......................................16
6.8      Transfer of Shares................................................17
6.9      Notices...........................................................17




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                                  ARTICLE VII

                                  Custodians

7.1      Appointment and Duties............................................17
7.2      Central Certificate System........................................18


                                 ARTICLE VIII

                                  Redemption

8.1      Redemptions.......................................................18
8.2      Disclosure of Holding.............................................19


                                  ARTICLE IX

                       Determination of Net Asset Value
                         Net Income and Distributions

9.1      Net Asset Value...................................................19
9.2      Distributions to Shareholders.....................................19
9.3      Power to Modify Foregoing Procedures..............................20


                                   ARTICLE X

                                 Shareholders

10.1     Meetings of Shareholders..........................................20
10.2     Voting............................................................20
10.3     Notice of Meeting and Record Date.................................21
10.4     Quorum and Required Vote..........................................21
10.5     Proxies, etc......................................................22
10.6     Reports...........................................................22
10.7     Inspection of Records.............................................23
10.8     Shareholder Action by Written Consent.............................23




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                                  ARTICLE XI

                        Duration; Termination of Trust;
                           Amendment; Mergers, Etc.

11.1     Duration..........................................................23
11.2     Termination.......................................................23
11.3     Amendment Procedure...............................................24
11.4     Merger, Consolidation and Sale of Assets..........................25
11.5     Subsidiaries......................................................25
11.6     Conversion........................................................26
11.7     Certain Transactions..............................................26


                                  ARTICLE XII

                                 Miscellaneous

12.1     Filing............................................................28
12.2     Resident Agent....................................................28
12.3     Governing Law.....................................................29
12.4     Counterparts......................................................29
12.5     Reliance by Third Parties.........................................29
12.6     Provisions in Conflict with Law or Regulation.....................29



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                  BLACKROCK GLOBAL OPPORTUNITIES EQUITY TRUST
                  -------------------------------------------

                      AGREEMENT AND DECLARATION OF TRUST
                      ----------------------------------


         AGREEMENT AND DECLARATION OF TRUST made as of the 9th day of March, 2005, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.

         WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

         WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

         WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

         WHEREAS, the parties hereto intend that the Trust created by this Declaration and the Certificate of Trust filed with the Secretary of State of the State of Delaware on March 9, 2005 shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instrument of such statutory trust.

         NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.


                                   ARTICLE I

                                   The Trust

         1.1 Name. This Trust shall be known as the "BlackRock Global Opportunities Equity Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

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         1.2 Definitions. As used in this Declaration, the following terms shall have the following meanings:

         The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

         The terms "Affiliated Person", "Assignment", "Commission", "Interested Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

         "By-Laws" shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Commission" shall mean the Securities and Exchange Commission.

         "Declaration" shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

         "Delaware Statutory Trust Statute" shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. ss.3801, et. seq., as such Act may be amended from time to time.

         "Delaware General Corporation Law" means the Delaware General Corporation Law, 8 Del. C. ss.100, et. seq., as amended from time to time.

         "Fundamental Policies" shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

         "Majority Shareholder Vote" shall mean a vote of "a majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Trust with each class and series of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more classes or series of Shares, in which case the applicable proportion of such classes or series of Shares voting as a separate class or series, as case may be, also will be required.


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         "Person" shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Prospectus" shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act of 1933, as amended.

         "Shareholders" shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

         "Shares" shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

         "Trust" shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

         "Trustees" shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.


                                  ARTICLE II

                                   Trustees
                                   --------

         2.1 Number and Qualification. Prior to a public offering of Shares there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than two or more than eleven. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of


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nomination and not under legal disability.  Trustees need not own Shares and may succeed themselves in office.

         2.2 Term and Election. The Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the second class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the initial Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the third class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the initial Registration Statement relating to the Shares under the Securities Act of 1933, as amended. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this Article, and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee.

         2.3 Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees followed by the holders of at least seventy-five percent (75%) of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of



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conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee's legal representative shall execute and deliver on such Trustee's behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         2.4 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

         2.5 Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.


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         Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

         With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

         All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

         2.6 Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

         2.7 Officers. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.


                                  ARTICLE III

                         Powers and Duties of Trustees

         3.1 General. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law. The Trustees shall have exclusive and absolute control over the Trust Property and over the


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business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         3.2 Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust to:

            (a) manage, conduct, operate and carry on the business of an investment company;

            (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

         3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

         The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.


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         3.4 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted corporations formed under the Delaware General Corporation Law.

         3.5 Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

         3.6 Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

         3.7 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments. Except to the extent required for a corporation formed under the Delaware General Corporation Law, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.


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         3.8 Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

         3.9 By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

         3.10 Miscellaneous Powers. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes;
(f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (i) notwithstanding the Fundamental Policies of the Trust, convert the Trust to a master-feeder


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structure; provided, however, the Trust obtains the approval of shareholders holding at least a majority of the Trust's Shares present at a meeting of Shareholders at which a quorum is present; and (j) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         3.11 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.


                                 ARTICLE IV

             Advisory, Management and Distribution Arrangements
             --------------------------------------------------

         4.1 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.


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

         4.2 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or placement agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

         4.3 Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.


                                  ARTICLE V

                          Limitations of Liability
                             and Indemnification
                             -------------------

         5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         5.2 Mandatory Indemnification. (a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith,
(iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

            (b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or,
(ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

            (c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

            (d) The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of stockholders or Trustees who are "disinterested persons" (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

            (e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

         5.3 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

         5.4 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

         5.5 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                  ARTICLE VI

                         Shares of Beneficial Interest
                         -----------------------------

         6.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable shares of beneficial interest, par value $.001 per share. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and, except as provided in the last sentence of Section 3.8, nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

         6.2 Other Securities. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

         6.3 Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 6.3, in Section 11.4 or as specified by the Trustees when creating the Shares, as in preferred shares).

         6.4 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         6.5 Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof as the Trustees may determine.

         6.6 Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

         6.7 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

         6.8 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

         Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

         6.9 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.



                                  ARTICLE VII

                                  Custodians

         7.1 Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act, including without limitation authority:

                  (1) to hold the securities owned by the Trust and deliver the same upon written order;

                  (2) to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

                  (3) to disburse such funds upon orders or vouchers;

                  (4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

                  (5) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

                  The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

                  7.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.


                                 ARTICLE VIII

                                  Redemption
                                  ----------

         8.1 Redemptions. The Shares of the Trust are not redeemable by the holders.

         8.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.


                                  ARTICLE IX

                       Determination of Net Asset Value
                         Net Income and Distributions
                         ----------------------------

         9.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Trustees.

         9.2 Distributions to Shareholders. (a) The Trustees shall from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of shares or series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, additional Shares of any class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration.

            (b) Distributions pursuant to this Section 9.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

            (c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

            (d) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         9.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.


                                   ARTICLE X

                                 Shareholders

         10.1 Meetings of Shareholders. The Trust shall hold annual meetings of the Shareholders (provided that the Trust's initial annual meeting of Shareholders may occur up to one year after the completion of its initial fiscal year). A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than 51% of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called. Any shareholder meeting, including a Special Meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

         10.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this

Declaration or resolution of the Trustees. This Declaration expressly provides that no matter for which voting is required by the Statutory Trust Act in the absence of the contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. There shall be no cumulative voting in the election or removal of Trustees.

         10.3 Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 90 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

         10.4 Quorum and Required Vote. (a) The holders of a majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

            (b) Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter.

         10.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         10.6 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

         10.7 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a corporation formed under the Delaware General Corporation Law.

         10.8 Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 10.4 consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                  ARTICLE XI

                        Duration; Termination of Trust;
                           Amendment; Mergers, Etc.
                           ------------------------

         11.1 Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

         11.2 Termination. (a) The Trust may be dissolved, only upon approval of not less than 80% of the Trustees. Upon the dissolution of the Trust:

                (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders with the same vote as required to open-end the Trust.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

            (b) After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

         11.3 Amendment Procedure. (a) Except as provided in subsection (b) of this Section 11.3, this Declaration may be amended, after a majority of the Trustees have approved a resolution therefor, by the affirmative vote required by Section 10.4 of this Declaration. The Trustees also may amend this Declaration without any vote of Shareholders of any class or series to divide the Shares of the Trust into one or more classes or additional classes, or one or more series of any such class or classes, to determine the rights, powers, preferences, limitations and restrictions of any class or series of Shares, to change the name of the Trust or any class or series of Shares, to make any change that does not adversely affect the relative rights or preferences of any Shareholder, as they may deem necessary, or to conform this Declaration to the requirements of the 1940 Act or any other applicable federal laws or regulations including pursuant to Section 6.2 or the requirements of the regulated investment company provisions of the Code, but the Trustees shall not be liable for failing to do so.

            (b) No amendment may be made to Section 2.1, Section 2.2, Section 2.3, Section 3.9, Section 5.1, Section 5.2, Section 11.2(a), this Section 11.3, Section 11.4, Section 11.6 or Section 11.7 of this Declaration and no amendment may be made to this Declaration which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the Trustees to authorize, and to cause the Trust to issue, other securities pursuant to Section 6.2), except after a majority of the Trustees have approved a resolution therefor, by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, unless such amendment has been approved by 80% of the Trustees, in which case approval by a Majority Shareholder Vote shall be required. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

            (c) An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

         Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         11.4 Merger, Consolidation and Sale of Assets. Except as provided in
Section 11.7, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by two- thirds of the Trustees and approved by a Majority Shareholder Vote and any such merger, consolidation, sale, lease or exchange shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.

         11.5 Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

         11.6 Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, a favorable vote of a majority of the Trustees then in office followed by the favorable vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a "redeemable security" as that term is defined in the 1940 Act, unless such amendment has been approved by 80% of the Trustees, in which case approval by a Majority Shareholder Vote shall be required. Upon the adoption of a proposal to convert the Trust from a "closed-end company" to an "open-end company" as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust's outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an "open-end" investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

         11.7 Certain Transactions. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

            (b) The term "Principal Shareholder" shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of all outstanding classes or series and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purposes of this Section, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, Person or entity with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

            (c) This Section shall apply to the following transactions:

                  (i) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

                  (ii) The issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan).

                  (iii) The sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve- month period.)

                  (iv) The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

         (d) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if 80% of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by a Majority Shareholder Vote shall be the only vote of Shareholders required by this Section, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

            (e) The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a corporation, person or entity beneficially owns five percent (5%) or more of the outstanding Shares of any class or series,
(ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than 2% of the total assets of the Trust, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.


                                  ARTICLE XII

                                 Miscellaneous

         12.1 Filing. (a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust's minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.


            (b) The Trustees hereby authorize and direct a Certificate of Trust, in the form attached hereto as Exhibit A, to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Act.

         12.2 Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

         12.3 Governing Law. This Declaration is executed by the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State and reference shall be specifically made to the Delaware General Corporation Law as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

         12.4 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         12.5 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

         12.6 Provisions in Conflict with Law or Regulation. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.



                                                     By: /s/ Anne F. Ackerley
                                                         --------------------
                                                         Anne F. Ackerley
                                                         Sole Trustee